Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exchange And Settlement Agreement

This Exchange Agreement (this “Agreement”) is executed as of October 10, 2013 by and between Advaxis Inc., a Delaware corporation (the “Company”), and Iliad Research and Trading, LP, a Delaware limited partnership, its successors and/or assigns (“Holder”).

A. Pursuant to that certain Securities Purchase Agreement dated December 13, 2012 (the “Purchase Agreement”) between the Company and Tonaquint, Inc. (“Tonaquint”), the Company issued to Tonaquint, among other securities, that certain Warrant to Purchase Shares of Common Stock (the “Warrant”). Capitalized terms not defined herein shall have the same meaning as set forth in the Warrant.

B. On or about April 5, 2013, Tonaquint assigned all of its interest in the Warrant to Holder.

C. On September 13, 2013, Holder submitted to the Company a Notice of Exercise requesting that the Company deliver to Holder 198,748 Delivery Shares pursuant to the terms of the Warrant (the “Holder Delivery Shares”), which Holder Delivery Shares the Company has not yet delivered.

D. The remaining Exercise Shares under the Warrant are, as of the date hereof, 94,383 which, if exercised, would create a Delivery Share obligation of not less than 115,504 additional Delivery Shares (the “Additional Delivery Shares,” and together with the Holder Delivery Shares, the “Delivery Shares”).

E. On October 8, 2013, Holder submitted to the Company that certain Conversion Notice requesting that the Company deliver 184,735 shares of Common Stock (the “Conversion Shares” and, together with the Delivery Shares, the “Shares”) pursuant to the terms and conditions of that certain Secured Convertible Promissory Note in an original principal amount of $890,000 issued by the Company to Tonaquint on December 13, 2012 (the “Note”).

F. As of the date hereof, the Company has not delivered the Conversion Shares to Holder.

G. Subject to the terms of this Agreement, Holder and the Company desire to exchange (such exchange is referred to as the “Original Warrant Exchange”) the Warrant for the Delivery Shares. The Original Warrant Exchange will consist of Holder surrendering the Warrant in return for the Delivery Shares, which will be issued subject to the restrictions set forth herein. Other than the surrender of the Warrant, no consideration of any kind whatsoever shall be given by Holder to the Company in connection with this Agreement.

H. Pursuant to the terms and conditions hereof, Holder and the Company agree to exchange the Warrant for the Delivery Shares and to establish certain restrictions on the trading activities of the Holder with respect to the Shares.

I. As a material inducement for Holder to enter into this Agreement, the parties shall execute and deliver, or cause to be delivered, as applicable, to one another the applicable Transaction Documents (as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Delivery Shares.

1.1. Pursuant to the terms and conditions of this Agreement, the Original Warrant Exchange shall occur with Holder surrendering the Warrant to the Company in exchange for the Delivery Shares. Holder and the Company also agree that upon surrender, the Warrant shall be cancelled and all obligations of the Company under the Warrant shall be deemed fulfilled with its delivery of the Delivery Shares to Holder.

1.2. The Company will deliver the Conversion Shares and 86,283 of the Delivery Shares to Holder at the Closing (as defined below) in accordance with the terms set forth in Section 3 below. The Company further covenants and agrees that it will deliver the balance of the Delivery Shares, comprised of 227,969 Delivery Shares (the “Post-Closing Delivery Shares”), to Holder within three trading days of the Company’s receipt (the “Required Delivery Date”) of written notice from Holder that such issuance would not cause Holder (together with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance). In furtherance of the foregoing, the Company covenants to reserve and causes its transfer agent to reserve for the exclusive benefit of the Holder sufficient shares of Common Stock for such issuance. Moreover, in the event the Company fails to deliver the Post-Closing Delivery Shares to Holder on or before the Required Delivery Date, it shall pay to Holder liquidated damages equal to one percent (1%) of the Market Value (defined hereafter) of the undelivered Post-Closing Delivery Shares per day until such Post-Closing Delivery Shares are delivered to Holder in accordance with the terms and conditions set forth in this Agreement; provided, that such liquidated damages amount shall in no event exceed fifty percent (50%) of the Market Value of the Post-Closing Delivery Shares on the Required Delivery Date. For purposes hereof, “Market Value” means the number of Post-Closing Delivery Shares multiplied by the highest intra-day trade price of the Common Stock on the Required Delivery Date. The parties acknowledge and agree that failure to deliver the Post-Closing Delivery Shares on or prior to the Required Delivery Date will cause the Holder to incur substantial economic harm which is impossible to ascertain in advance and that the liquidated damages represent a fair, reasonable and appropriate estimate thereof.

2. Issuance of Conversion Shares. The Company shall also deliver to Holder the Conversion Shares as and when set forth in Section 3 below.

3. Closing Date; Deliveries. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Warrant and the other Transaction Documents shall occur as is mutually agreed to by the Company and Holder (the “Closing Date”) at the Chicago, Illinois office of Holder. On the Closing Date, which Closing Date shall be no later than 5:00pm ET on October 15, 2013 , the following events shall occur:

3.1. Holder shall deliver the Warrant to the Company for cancellation;

3.2. The Company shall issue the Conversion Shares to Holder in the manner and in accordance with the terms and conditions set forth in this Agreement;

3.3. The Company shall issue 86,283 of the Delivery Shares to Holder in the manner and in accordance with the terms and conditions set forth in this Agreement; and

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3.4. Mutual delivery of the other Transaction Documents.

3.5. If the Closing does not occur prior to the date and time specified in the this Section 3, Holder shall have the right to terminate this Agreement.

4. Holding Period, Tacking and Legal Opinion. The Company represents, warrants and agrees that for the purposes of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Delivery Shares issued hereunder will include the holding period of the Warrant from December 13, 2012, which date is the date that the Warrant was issued. The Company agrees not to take a position contrary to this Section 3 and further acknowledges that the Warrant has not been amended or altered since such date. The Company agrees to take all action necessary to issue the Delivery Shares without restriction, except as set forth herein, and not containing any restrictive legend without the need for any action by Holder; provided that the applicable holding period has been met. In furtherance thereof, prior to the Closing, counsel to Holder may, in its sole discretion, provide an opinion that: (i) the Delivery Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and (ii) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. The Company represents that it is not subject to Rule 144(i). The Delivery Shares are being issued in substitution of and exchange for and not in satisfaction of the Warrant. The Delivery Shares shall not constitute a novation or satisfaction and accord of the Warrant. The Company acknowledges and understands that the representations and agreements of the Company in this Section 3 are a material inducement to Holder’s decision to consummate the transactions contemplated herein.

5. Lock-Up. Provided that the Company has complied with its obligations to deliver the Shares in accordance with Section 3 above, for the period beginning on the date of effectiveness of a Registration Statement filed in conjunction with a financing transaction where the Company has raised a minimum of $15,000,000 from the sale of the Company’s Common Stock (the “Financing”) from a public offering (the “Effective Date”) and ending three months thereafter (the “Lock-Up End Date”), Holder agrees that it will not sell any Shares during such period. Subject to the Conditions described below, beginning on the date hereof and ending on the Effective Date and at all times following the Lock-Up End Date, Holder agrees that it will be subject to the following volume restriction on the sale of Shares (the “Resale Restriction”): Holder may not sell Common Stock in the open market in excess of the higher of (i) ten percent (10%) of the daily trading volume on a specific trading day, or (ii) five percent (5%) of the weekly trading volume in any given week. The Resale Restriction is subject to the following conditions (the “Conditions”): (i) Prior to October 14, 2013 the Company must issue 86,283 Delivery Shares to Holder as contemplated by this Agreement, (ii) the Company shall have delivered 184,735 Conversion Shares and otherwise complied with its delivery obligations in Section 3 above, and (iii) the Company must have completed the Financing on or before October 31, 2013.

6. Representations, Warranties and Covenants of Holder. Holder represents, warrants, and covenants to the Company that:

6.1. Investment Purpose. Holder is acquiring the Delivery Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Holder reserves the right to dispose of the Delivery Shares at any time in accordance with or pursuant to an effective registration statement covering such Delivery Shares or an available exemption under the Securities Act.

6.2. Accredited Investor Status. Holder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

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6.3. Transfer or Resale. Holder understands that: (i) the Delivery Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Delivery Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of the Delivery Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Delivery Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Delivery Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

6.4. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.5. Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Holder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Holder or any action taken by Holder.

6.6. Sole Owner of Warrant. Holder is the sole assignee of all rights and interests of Tonaquint under the Purchase Agreement and the Warrant.

7. Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Holder (in addition to those set forth elsewhere herein):

7.1. Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws affecting creditors’ rights, generally. The Company’s Board of Directors has duly adopted a resolution, authorizing this Agreement and ratifying its terms, as indicated by the “Secretary’s Certificate” attached hereto as Exhibit A.

7.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Delivery Shares in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Delivery Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, and (v) the Company’s signatory has full corporate or other requisite authority to execute the Transaction Documents and to bind the Company.

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7.3. Issuance of Delivery Shares. The issuance of the Delivery Shares is duly authorized and the Delivery Shares are free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description other than liens in favor of Holder.

7.4. No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

7.5. SEC Documents: Financial Statements. None of the Company’s filings (“SEC Documents”) filed with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since December 13, 2012, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the financial statements of the Company included in the Company’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Holder which is not included in the Company’s SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.6. Brokers. The Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fees or similar payments by Holder relating to this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Holder, its employees, officers, directors, stockholders, managers, agents, attorneys, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

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7.7. Shares Exempt. Subject to the performance by Holder of its obligations under this Agreement and the accuracy of the representations and warranties of Holder, the issuance of the Delivery Shares will be exempt from the registration requirements of the Securities Act.

7.8. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company or its operations.

7.9. No Additional Consideration. The Company has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Warrant.

7.10. Recitals. All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 5.

7.11. Reporting Status. With a view to making available to Holder or its assignees the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Holder or its assignees to sell securities of the Company to the public without registration, and as a material inducement to Holder’s purchase of the Delivery Shares, the Company represents, warrants and covenants to the following:

(a) The Company’s Common Stock is registered under Section 12(g) of the Exchange Act.

(b) The Company is not and has never been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act.

(c) From the date hereof until the date that is six (6) months after all the Delivery Shares either have been sold by Holder, or may permanently be sold by Holder without any restrictions pursuant to Rule 144 (the “Registration Period”), the Company shall timely make all filings required to be made by it under the Securities Act, the Exchange Act, Rule 144 or any United States state securities laws and regulations thereof applicable to the Company or by the rules and regulations of the principal trading market and such reports shall conform to the requirement of the applicable laws, regulations and government agencies, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to Holder promptly after such filing.

(d) During the Registration Period, the Company shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the Securities Act, is publicly available.

(e) The Company shall furnish to Holder so long as Holder owns Delivery Shares (but in any event no longer than two (2) years from the Closing), promptly upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144.

7.12. Issuer Status. During the Registration Period, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

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7.13. Listings or Quotation. For a period of two (2) years following the Closing, the Company’s Common Stock shall be listed or quoted for trading on any of (i) NYSE Amex, (ii) the New York Stock Exchange, (iii) the Nasdaq Global Market, (iv) the Nasdaq Capital Market, or (v) the OTCQX or OTCQB Bulletin Board. The Company shall promptly secure the listing of all of the Delivery Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or eligible for quotation (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of this Agreement. The Company will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the principal trading market and/or the Financial Industry Regulatory Authority, Inc. or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the date on which Holder has sold all Delivery Shares.

7.14. Full Disclosure. The Company shall promptly, and in no event more than four business days after the date hereof, file a Form 8-K with respect to this Agreement and the issuance of the Delivery Shares.

7.15. Binding Effect of Documents; Termination. The Company hereby acknowledges, confirms and agrees that (i) each of the Transaction Documents and the Delivery Shares have been duly executed and delivered to Holder by the Company, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (iii) Holder is and shall be entitled to the rights, remedies and benefits provided for in such documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever (except as expressly provided in such documents). The Purchase Agreement is hereby amended to the extent necessary to remove any reference to the Warrant and the Delivery Shares thereunder, but the Purchase Agreement remains in full force and effect with respect to all other terms and other transaction documents set forth therein; provided that Holder hereby waives all of its piggyback registration rights set forth in Section 5.2(aa) of the Purchase Agreement with respect to the Company’s filing of the registration statement on Form S-1 (SEC File No.: 333-188637).

8. Deliverables; Transaction Documents. The Company shall cause its Secretary to execute and deliver the Secretary’s Certificate and shall also execute and deliver to its transfer agent the irrevocable transfer agent instruction letter substantially in the form attached hereto as Exhibit B (the “Transfer Agent Letter”). The Secretary’s Certificate, the Transfer Agent Letter, this Agreement and the Delivery Shares and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the forgoing, are collectively referred to as the “Transaction Documents”). For the avoidance of doubt, the Purchase Agreement is excluded from the definition of Transaction Documents hereunder.

9. Releases, Waivers and Acknowledgments.

9.1. Upon the delivery of the Delivery Shares (referred to as “Payment in Full”), Holder releases and forever discharges the Company of and from any and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Holder had, or may have arising from the Warrant.

9.2. The Company hereby affirms that the obligations under the Purchase Agreement, except as modified by this Agreement, are valid and binding obligations of the Company.

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9.3. Holder acknowledges that upon the Company’s delivery to Holder of the Conversion Shares all of the Company’s obligations under the Note shall be deemed paid and performed in full. Holder further acknowledges that upon the Company’s delivery to Holder of the Delivery Shares, including the Post-Closing Delivery Shares, all of the Company’s obligations under the Warrant shall be deemed satisfied and performed in full.

10. Miscellaneous.

10.1. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party hereto hereby (i) consents to and submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah in connection with any dispute or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such dispute or proceeding may be heard and determined in any such court, (iii) expressly submits to the personal jurisdiction and venue of any such court for the purposes hereof, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by overnight courier (e.g., FedEx) or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing.

10.2. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.3. Pronouns. All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

10.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

10.5. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

10.7. Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

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10.8. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company and Holder.

10.9. No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing (including an email message) and (ii) only in the specific instance and for the specific purpose for which made or given.

10.10. Currency. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Documents shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

10.11. Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder, which consent may be withheld at the sole discretion of Holder; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, Holder shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, including its financing sources, in whole or in part.

10.12. Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Documents acted as legal counsel to Holder only. Each of the Company, its stockholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

10.13. No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

10.14. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

10.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

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10.16. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Holder may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Holder may deem expedient.

10.17. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.18. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation),

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service (with USPS tracking or by certified mail), or

(c) the second Trading Day after mailing by domestic or international express courier (e.g., FedEx), with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) Trading Days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Advaxis, Inc.

Attn: Dan O’Connor, CEO

305 College Road East

Princeton, New Jersey 08540

with a copy to (which shall not constitute notice):

Reed Smith LLP

Attn: Yvan-Claude Pierre, Esq.

599 Lexington Avenue

New York, NY 10022

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If to the Holder:

Iliad Research and Trading, LP

Attn: John M. Fife

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

2940 West Maple Loop Drive, Suite 103

Lehi, Utah 84043

Telephone: 801.922.5000

Email: jhansen@HBAAlaw.com

For purposes of this Agreement, “Trading Day” means any day during which the principal trading market for the Company’s securities in the United States shall be open for business.

10.19. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

10.20. Transaction Fees. Each party shall be responsible for its own attorneys’ fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

10.21. Ownership Limitation. If at any time, Holder shall or would receive shares of Common Stock in payment of interest or principal under the Note or upon conversion of the Note or exercise of the Warrant, so that Holder would, together with other shares of Common Stock held by it or its Affiliates, holds by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding the Maximum Percentage (as defined in the Note), the Company shall not be obligated and shall not issue to Holder shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by Holder. The foregoing limitations regarding the Maximum Percentage are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of Holder.

10.22. Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the Transaction Documents.

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IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

HOLDER:

ILIAD RESEARCH AND TRADING, LP

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, INC., its Manager

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Advaxis, Inc.

By:	/s/ Mark J. Rosenblum 10/10/2013
Name:	Mark J. Rosenblum
Title:	Chief Financial Officer, senior Vice President and Secretary

ATTACHMENTS:

Exhibit A	Secretary’s Certificate
Exhibit B	Transfer Agent Letter

[Signature Page to Exchange Agreement]